                                                            EXHIBIT NUMBER 10.15

                     SEVERANCE AGREEMENT AND GENERAL RELEASE

      This Severance Agreement and General Release (this "Agreement") is entered into by and between Carlos Bofill (including all successors, assigns and heirs, "Employee") and Centennial Communications Corp., and any and all of its affiliates, subsidiaries, predecessors, successors and assigns and any of its employees, directors, officers and shareholders (collectively "Employer").

                                    RECITALS

      A. Employee resigned from the employ of Employer effective April 1, 2002 (the "Resignation Date").

      B. Employee and Employer wish to permanently resolve any and all claims and disputes, whether known or unknown, which exist or may exist on Employee's behalf, including but not limited to any claims arising out of Employee's employment with Employer and the termination of that employment.

      NOW THEREFORE, in exchange for the consideration, covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, Employer and Employee agree as follows:

      1. Employer shall pay Employee the amounts set forth on Exhibit 1 hereto, subject to applicable tax withholdings. Employee acknowledges that Employee has been paid for any and all allowances or payments due and owing to Employee at the Resignation Date. Except as expressly provided herein, Employee acknowledges that he is not entitled to receive any vacation accrual or other payments or benefits after the Resignation Date, other than customary reimbursement of business expenses through the Resignation Date.

      2. Effective on the Resignation Date, Employee will cease to participate in any Employer sponsored plans and benefits, including without limitation any employee stock option plan, employee stock purchase plan and 401(k) plan. All funds previously contributed to any stock purchase plan will be returned to Employee in accordance with the terms of such plan. Employee shall have 90 days from the date hereof to exercise any previously vested stock options pursuant to the terms of Employer's Stock Option and Restricted Stock Purchase Plan and Employee's relevant stock option agreement.

      3. Employee hereby irrevocably fully waives, releases, acquits and forever discharges Employer from any and all claims, charges, complaints, liabilities, allegations, demands, injuries, debts, breaches, violations, acts or omissions and causes of action, known or unknown, suspected or unsuspected, past or present, foreseen or unforeseen, in law or in equity which Employee now has, ever had or may hereafter have against Employer arising out of, directly or indirectly, or in any way relating to, Employee's employment with Employer or the termination of such employment, including any claims pursuant to any local, state, federal, or other laws, including without limitation, Puerto Rico and Dominican Republic laws (collectively, "Claims").

      4. Employee further covenants not to, directly or indirectly, bring any such Claims against Employer. Employee represents to Employer that he is the sole owner of any and all Claims that he is relinquishing by executing this Agreement and that no other person has any interest in any such Claims. Employee acknowledges that he has had the benefit of advice of competent legal counsel with respect to the decision to enter into this Agreement.

      5. Except as set forth in Schedule 1, Employee represents and warrants to Employer that on or prior to the date hereof, Employee has (i) returned to Employer all keys, vehicles, computers, telephones, beepers, inventory and/or any other property of Employer including any and all confidential and proprietary information that is in Employee's possession or control and will make no further use of same after the date hereof and (ii) repaid Employer all amounts owing to Employer on account of advances and other expenses.

      6. Employee understands, acknowledges and agrees that he is waiving any and all Claims, which include without limitation, claims of wrongful discharge, breach of contract, lost wages, emotional distress, claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Federal Rehabilitation Act of 1973, Employee Retirement Income Security of 1974, as amended, the Equal Pay Act of 1963, claims of unjustified dismissal (Law 80 of May 30, 1976); benefits of any kind, damages of any kind, any claim on wages under Puerto Rico's Civil Code; all claims involving violations of the Employer's rules, policies and procedures; wage and salary claims; Act No. 96 of June 26, 1956; Act No. 223 of July 23, 1974, Act No. 289 of 1946; Act No. 180 of July 27, 1998; Act No. 84 of August 1, 1995; Act No. 379 of May 15, 1948
            and Act No. 148 of June 30, 1969; discrimination on account of sex, religion, race, age, political ideas, social condition or origin, national origin, disability or any other reason prohibited by Puerto Rico Act No. 100 of June 30, 1959, Puerto Rico Act No. 69 of 1985, Puerto Rico Act No. 17 of April 22, 1988, Puerto Rico Act No. 3 of March 13, 1942, the Constitution of the Commonwealth of Puerto Rico, and any other Civil Rights laws; Family and Medical Leave Act; Federal Rehabilitation Act of 1973; ADEA, the Americans with Disabilities Act of 1990, Puerto Rico Act No. 44 of 1985; Puerto Rico Act No. 115 of December 20, 1991; the Workers' Compensation Law of Puerto Rico; Puerto Rico Act No. 45 of April 18, 1935; Puerto Rico Act No. 139 of June 26, 1956 (SINOT); the Insurance Code of Puerto Rico; the Occupational Safety and Health Act (OSHA); Puerto Rico Safety and Health Act of 1975 (PROSHA); the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); the Health Insurance Portability and Accountability Act of 1996; or under any other federal, state or Commonwealth of Puerto Rico law, including Article 1802 of the Civil Code of Puerto Rico and all statutes on libel and defamation and further including without limitation any other federal, state or local laws and regulations relating to employment and/or employment discrimination, including any Commonwealth of Puerto Rico laws.

      7. Each party hereto promises and agrees that, unless compelled by legal process, it will not disclose to any third party (including, without limitation, any present or former employee of Employer) and will keep confidential the fact or terms of this Agreement, including without limitation the amounts referred to in this Agreement. Each party hereto may disclose the terms contained herein to attorneys, accountants, immediate family members and other professional advisors to whom the disclosure is necessary to accomplish the purposes for which such party has contacted such advisors.

      8. Employee acknowledges that due to the position Employee has occupied and the responsibilities Employee has had while employed by Employer, Employee has received confidential and proprietary information concerning Employer. Employee hereby promises and agrees that, unless compelled by legal process, Employee will not disclose to any third party and will keep confidential all such confidential and proprietary information received, developed or learned by Employee while employed by Employer, including without limitation information concerning Employer's products, procedures, policies, customers, sales, prices, financial information, technical information, network information, employee information, marketing strategies, and the terms of Employer's contracts with third parties.

      9. Employee agrees that he will not directly or indirectly induce or attempt to induce any employee of the Employer to leave the employ of the Employer or in any way interfere with the relationship between the Employer and any employee thereof. Employee agrees that he will not now, or in the future, deliberately disrupt, damage, injure or interfere with the business of Employer.

      10. Employee agrees that he will not now, or in the future, make any disparaging statements (whether oral or written) concerning Employer.

      11. In exchange for the consideration to be received by Employee hereunder, which Employee expressly acknowledges is sufficient and satisfactory, Employee agrees that for a period of one year after the expiration of the Consulting Agreement attached hereto as
            Exhibit 2, Employee agrees that he will not, directly or indirectly, own, manage, control, participate in, consult with, render services for or in any manner engage in any business in the Service Area (as defined below) which shall compete with any business conducted by the Employer on the date hereof. For purposes of this covenant, the term Service Area means Puerto Rico, the USVI, Jamaica, and the Dominican Republic. Employee acknowledges that he fully understands the scope and meaning of this non-compete provision and agrees that it is reasonable in light of the circumstances.

      12. Employee hereby acknowledges and agrees that a violation of Section 8, 9, 10 or 11 will cause irreparable injury to Employer and Employer will be entitled, in addition to any other rights and remedies Employer may have at law or in equity, to seek an injunction enjoining and restraining Employee from doing or continuing to do any such violative act.

      13. This Agreement and any documents referred to herein shall, in all respects, be interpreted, enforced, and governed by and under the laws of the State of New Jersey.

      14. Employee acknowledges that nothing herein shall be interpreted to be an admission of liability by Employer.

      15. Employee agrees that all covenants contained in this Agreement shall survive its execution.

      16. If any provision of this Agreement is deemed to be invalid or unenforceable, the remainder of the Agreement shall not be affected, and a suitable and equitable provision shall be substituted for the invalid and unenforceable provision in order to carry out, as far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

      17. Employee acknowledges and agrees that no promises or representations were made to Employee by any person which do not appear written herein and that Employee has not relied on any such promise or representation. This Agreement contains the entire agreement of the parties on the subject matter thereof. This Agreement may not be modified except by a writing signed by the parties or as provided in paragraph 16. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement with signatures by fax counting for all purposes as original signatures.

      18. Employee hereby acknowledges that Employee has read and understands this Agreement and that Employee signs this Agreement voluntarily, with full knowledge of any and all rights which he may have, and without coercion and was given the opportunity to review this Agreement with his attorney. Employee further acknowledges that the waivers Employee has made in this Agreement are knowing, conscious and voluntary and are made with full appreciation that Employee is forever foreclosed from pursuing any of the claims so waived. After having sufficient time to carefully read all the terms and conditions of this Agreement, Employee affirms that he completely understands the same, as well as their consequences. Employee acknowledges that he has been informed that he can, and must, seek legal counsel before signing this Agreement, and that a reasonable time of at least twenty-one (21) days has been given to seek such legal counsel. The parties agree that Employee has a period of seven (7) days from the date this Agreement is signed to revoke the same. For such reason, the parties agree that any payments to be made to Employee hereunder will be made after the seven (7) day period has expired.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

APRIL 1, 2002

CENTENNIAL COMMUNICATIONS CORP.

/s/  MICHAEL J. SMALL
---------------------------------
Name:   Michael J. Small
Title:  Chief Executive Officer

CARLOS BOFILL

/s/  CARLOS BOFILL
---------------------------------
Name:  Carlos Bofill

                                    EXHIBIT 1

1. Consulting Agreement. One (1) year Consulting Agreement in the form attached hereto as Exhibit 2 at an annual rate of $250,000, including Cigna health benefits during term of Consulting Agreement and $12,000 housing allowance.

2. Restricted Stock. 50,000 shares of Centennial Communications Corp. Restricted Stock pursuant to a Restricted Stock Agreement in the form attached hereto as Exhibit 3. 20,000 shares will vest on the date hereof and 30,000 shares will vest on May 31, 2003, as detailed in the Restricted Stock Agreement.

3. FY 2002 Bonus. Payment of $75,000 at same time as year-end bonuses are paid to other Centennial executives.

4. Relocation. Reimbursement of reasonable and documented relocation expenses from Puerto Rico to the U.S., up to a maximum amount of $25,000 to be used by no later than December 31, 2002.

5. Vacation. Payment of any accrued and unused vacation through the Resignation Date.

6.    Miscellaneous. Continued use of PCS phone.

                                    EXHIBIT 2

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") dated April 1, 2002 between Centennial Communications Corp. (the "Company"), and Carlos Bofill (the "Consultant").

                                    RECITALS

            A. The Company desires to obtain the consulting services of the Consultant and the Consultant is willing to provide such services, all upon and subject to the terms and conditions contained in this Agreement.

            NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Company and the Consultant agree as follows:

            1.    Term of Employment.

      The Company hereby employs the Consultant, and the Consultant hereby accepts employment with the Company, as a consultant, for a period commencing on the date hereof and ending on the one (1) year anniversary of the date hereof (April 1, 2003), subject to earlier termination as provided below (the "Term"). In the event that Consultant fails to perform his duties set forth herein after notice to Consultant of such failure to perform, the Company may terminate this Agreement upon 15 days prior written notice to Consultant. Upon termination, all outstanding fees and expenses incurred to the date of termination will be immediately due and payable. The Company and the Consultant may extend the Term for additional periods of time upon mutual agreement.

            2.    Duties.

      During the Term, the Consultant will serve as Vice Chairman of Centennial Caribbean Holding Corp., and will report directly to the Chief Executive Officer of the Company. During the Term, the Consultant will provide the Company with such consulting services as are reasonably requested by the Chief Executive Officer of the Company, including without limitation, assisting with strategic decisions and opportunities regarding the Company's Caribbean operations and supporting the Caribbean operations by interfacing with major customers, strategic partners and government officials in the Caribbean. The Consultant agrees to perform not less than approximately 40 hours per month towards the duties described above.

            3.    Compensation and Expenses.

      In exchange for the services to be rendered by the Consultant to the Company pursuant to this Agreement, during the Term, the Company shall pay the Consultant compensation at an annual rate of $250,000 per year, payable semi-monthly in accordance with the Company's typical payroll procedures. In addition, during the Term, Consultant shall be eligible to participate in the Company's Cigna health plan in the same manner as if such Consultant was an employee of the Company and shall receive a housing allowance in the aggregate amount of $12,000 payable as provided above. The Company agrees that all reasonable and documented expenses incurred by the Consultant in the discharge and fulfillment of his duties for the Company will be reimbursed by the Company upon written substantiation therefor signed by the Consultant, itemizing such expenses and containing all applicable vouchers or other substantiation consistent with Company policy in effect from time to time. Consultant shall submit all requests for expense reimbursement directly to the Chief Executive Officer.

            4.    Assignability.

      The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. Except as otherwise provided herein, the Consultant's rights and obligations hereunder may not be assigned or alienated and any attempt to do so by the Consultant will be void.

            5.    Nondisclosure of Confidential Information.

            The Consultant acknowledges that his employment hereunder will necessarily involve his understanding of and access to certain trade secrets and confidential information pertaining to the businesses and activities of the Company. Accordingly, the Consultant agrees that during the period of employment and at all times thereafter, he will not disclose to any unauthorized third party any such trade secrets or confidential information and will not (other than in connection with carrying out his duties) for any reason remove or retain without the express consent of the Company any figures or calculation, letters, papers, records or other information of a type likely to be regarded as confidential. The provisions of this section shall survive the termination, for any reason, of this Agreement.

            6.    Independent Contractor.

      The Consultant shall be an independent contractor and shall have no power or authority to bind the Company or to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the Company. The Company shall not have any liability whatsoever for withholding, collection or payment of income taxes or for taxes of any other nature on behalf of the Consultant. It is specifically understood that the Company shall, with respect to the consulting services to be rendered by the Consultant, not exercise such control over the Consultant as is contrary to its relationship with the Consultant as an independent contractor. All references to Consulting Fees to be paid to the Consultant are to the gross amounts thereof which are due hereunder. Notwithstanding the provisions of this Section 6, in the event that the provisions of this Section 6 shall not apply, for whatever reason, then whenever payments are to be made or income earned by the Consultant, the Company in its discretion may require the Consultant to remit to the Company, or withhold from a payment, all or any part of the amount determined in the Company's discretion to be sufficient to satisfy federal, state and local withholding tax obligations (including, but not limited to, payment required by the Federal

Insurance Contributions Act and any federal, state, or local income tax withholding) which the Company or its counsel determines may arise from any payment to the Consultant pursuant to this Agreement. The Consultant will, at his own expense, comply with all applicable provisions of the workman's compensation, unemployment compensation and Social Security laws and/or any other applicable laws, rules or regulations.

            7.    Miscellaneous.

      (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflict of laws rules thereof.

      (b) Amendment; Waiver. No amendment or modification of this Agreement shall be binding unless it is in writing signed by the parties hereto. The waiver by any party to this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach by any party.

      (c) Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter of this Agreement.

      (d) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, to the extent expressly provided herein, to their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

      (e) Direction of Business. Nothing in this Agreement shall be deemed to limit or restrict, directly or indirectly, the discretion of the Board of Directors of the Company in directing the operations or business of the Company.

      (f) Severability of Provisions. If any provision or any portion of any provision of this Agreement, or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, and the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be thereby affected.

      (g) Captions. The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

      (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but of which taken together shall constitute one and the same agreement.

      (i) Foreign Corrupt Practices. Consultant acknowledges that he is familiar with the Foreign Corrupt Practices Act and similar laws. Consultant represents and warrants to

Centennial that he understands he is bound by and shall operate under the requirements of the Foreign Corrupt Practices Act and other applicable laws. Consultant agrees to indemnify, defend and hold harmless Centennial and its affiliates, officers and directors from and against any and all claims, damages, losses and liabilities caused by a breach of this Agreement by Consultant.

      IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the day and year first above written.

CENTENNIAL COMMUNICATIONS CORP.


/s/  MICHAEL J. SMALL
---------------------------------
Name:  Michael J. Small
Title: Chief Executive Officer

3349 Route 138
Wall, NJ 07719


CARLOS BOFILL.

/s/  CARLOS BOFILL
---------------------------------
Name:  Carlos Bofill

                                   EXHIBIT 3

                         CENTENNIAL COMMUNICATIONS CORP.

                      Restricted Stock Purchase Agreement

                                                April 1, 2002

Employee:              CARLOS BOFILL
Number of shares of           50,000
Common Stock subject
to this Agreement:


            Pursuant to the Centennial Communications Corp. and its Subsidiaries 1999 Stock Option and Restricted Stock Purchase Plan, as amended (the "Plan"), the Board of Directors of Centennial Communications Corp. (the "Company") has granted to you on this date an award (the "Award") to purchase, on the terms and subject to the conditions set forth herein, 50,000 shares of the Company's Common Stock, $.01 par value ("Common Stock"). Such shares (as the same may be adjusted as described in Section 10 below) are herein referred to as the "Restricted Stock." The Award shall constitute and be treated at all times by you and the Company as restricted stock for federal income tax purposes. The terms and conditions of the Award are set out below.

            1. Date of Grant. The Award is granted to you on April 1, 2002 (the "Grant Date"). The Company is issuing and selling the Restricted Stock to you today in consideration of your agreement to be a consultant of the Company pursuant to a Consulting Agreement being entered into on the date hereof (the "Consulting Agreement") and to perform services for the Company in connection therewith.

            2. Purchase Price. The purchase price to be paid by you today for the Restricted Stock is $0.01 per share ($500.00).

            3. Vesting. 20,000 shares of the Restricted Stock will vest on the Grant Date. The remaining 30,000 shares of Restricted Stock will vest on May 31, 2003, provided that the Consulting Agreement has not been terminated by the Company prior to February 28, 2003. In the event that the Consulting Agreement is terminated due to your death or disability, the Award will immediately fully vest.

            4. Rights as a Stockholder. Subject to the provisions of Section 6 hereof, you will have all rights of a stockholder with respect to all Restricted Stock being purchased by you today, including the right to vote such Restricted Stock and to receive any dividends paid thereon.

            5. Investment Representations. You hereby represent and warrant to the Company that you are acquiring the Restricted Stock for your own account for investment and not with a view to, or for sale in connection with, any distribution thereof.

            6. Company's Right of Repurchase upon Termination of Consulting Agreement

            (a) If the Consulting Agreement terminates for any reason prior to any vesting date (other than a termination upon your death or disability), then the Company shall have the right and option, but not the obligation, of repurchasing all of the unvested Restricted Stock for a consideration equal to $.01 per Share. The Company may exercise the right and option set forth in this
Section 6(a) by giving you a written notice of election to purchase at any time within 90 days after the termination of the Consulting Agreement. The closing for the purchase by the Company of the Restricted Stock pursuant to the provisions of this Section 6(a) will take place at the offices of the Company on the date specified in such written notice, which date shall be a business day not later than 15 days after the date such notice is given. At such closing, you or your representative will deliver such Restricted Stock, duly endorsed for transfer, against payment of the purchase price therefore. Such purchase price shall be payable to you by check payable to your order. To the extent the Company chooses not to exercise such right and option under this Section 6(a) to repurchase the Restricted Stock, such Restricted Stock shall thereafter cease to be subject to the provisions of this Section 6(a).

            (b) In order to facilitate any repurchase of Restricted Stock by the Company under Section 6(a), the stock certificates representing any part of the Restricted Stock shall, for so long as such Restricted Stock is subject to repurchase under such Section 6(a) (including any period during which the Company has an option to repurchase and any period after the Company gives notice of its election to repurchase but before the closing of such repurchase has occurred), remain in the custody of the Company acting as escrow agent and as custodian for your account. You agree to provide the Company, acting in such custodial capacity, with a stock power or other instrument of transfer, appropriately endorsed in blank, in respect of the Restricted Stock.

            7. Acceleration. The Board of Directors of the Company, in its sole discretion, may at any time accelerate the vesting of the Award.

            8. Transferability of Award. You may not transfer the Restricted Stock prior to the relevant vesting date.

            9. Representations. (a) You acknowledge receipt of a copy of the Information Statement Regarding the Plan, prepared and distributed by the Company pursuant to the Registration Statements on Form S-8 filed by the Company with the Securities and Exchange Commission on or about December 7, 1999 and November 28, 2001.

      (b) You further represent and warrant that you understand the federal, state and local income tax consequences of the granting of the Award to you, the purchase of the Restricted Stock, and the subsequent sale or other disposition of any Restricted Stock. In addition, you understand that the Company will be required to withhold federal, state or local taxes (including social security and Medicare taxes) in respect of any compensation income realized by you as a result of the vesting of the Restricted Stock, which compensation income shall generally equal the excess of the fair market value of any Restricted Stock received upon vesting over the purchase price of the Restricted Stock. You are specifically advised to consult immediately with your tax advisor with respect to the tax consequences of the Award, including without limitation, the advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended. To the extent that the Company is required to withhold any such taxes, you hereby agree that the Company may deduct from any payments of any kind otherwise due to you an amount equal to the total federal, state and local taxes required to be so withheld, or if such payments are inadequate to satisfy such federal, state and local taxes, or if no such payments are due or to become due to you, then you agree to provide the Company with cash funds or make other arrangements satisfactory to the Company regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Company in its sole discretion.

            10. Adjustments; Reorganization, Reclassification, Consolidation, Merger or Sale. (a) In the event that, after the date hereof, the outstanding shares of Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation in each such case through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors of the Company shall, in good faith, appropriately adjust the number of shares of Common Stock subject to the Award (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Agreement and the Plan.

            (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all its assets to another corporation, shall be effected after the date hereof in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then you shall thereafter have the right to receive upon the basis and upon the terms and conditions specified in the Award and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the vesting of the Award, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

            11. Legend on Stock Certificates. Each stock certificate representing the unvested portion of the Restricted Stock shall be conspicuously endorsed with the following legend written on the face thereof:

            THE RIGHTS OF THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND LIMITED BY THE TERMS AND CONDITIONS OF A CERTAIN RESTRICTED STOCK PURCHASE AGREEMENT DATED APRIL 1, 2002 BETWEEN THE

            COMPANY AND THE ORIGINAL HOLDER OF SUCH SHARES. A COPY OF SAID AGREEMENT, TO WHICH REFERENCE IS HEREBY MADE, IS ON FILE AND MAY BE EXAMINED AT THE OFFICES OF CENTENNIAL COMMUNICATIONS CORP."

            12. Continuation of Consulting Agreement. Neither the Plan nor the Restricted Stock shall confer upon you any right to continue in the employ of the Company or any subsidiary or parent thereof, or limit in any respect the right of the Company or any subsidiary or parent thereof to terminate the Consulting Agreement or other relationship with the Company or any subsidiary or parent thereof, as the case may be, at any time.

            13. Plan Documents. This Agreement is qualified in its entirety by reference to the provisions of the Plan, which are hereby incorporated herein by reference.

            14. General Provisions. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

            (b) This Agreement and the Plan contain the entire agreement between the Company and you relating to the Award. Except as expressly provided in this Agreement or the Plan with respect to certain actions permitted to be taken by the Board of Directors of the Company or the Committee (as defined in the Plan) with respect to this Agreement and the terms of the Award, this Agreement may not be amended, modified, changed or waived other than by written instrument signed by the parties hereto.

            (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Please acknowledge receipt of this Agreement by signing the enclosed copy of this Agreement in the space provided below and returning it promptly to the Secretary of the Company.

                                    CENTENNIAL COMMUNICATIONS CORP.

                                    /s/  MICHAEL J. SMALL
                                    ----------------------------------------
                                         Michael J. Small
                                         President & Chief Executive Officer


Accepted and Agreed to
as of April 1, 2002

/s/  CARLOS BOFILL
-------------------------
     Carlos Bofill


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